Exhibit 99.1

PENN ENTERTAINMENT COMPLETES ACQUISITION OF
BARSTOOL SPORTS

Influential Media Brand Strengthens PENN’s Growing
Digital Sports, Gaming and Entertainment Portfolio

WYOMISSING, Pa. and NEW YORK - February 17, 2023 - PENN Entertainment, Inc. (Nasdaq: PENN) (“PENN” or the “Company”) today completed its previously announced acquisition of Barstool Sports, Inc. (“Barstool Sports” or “Barstool”) after previously acquiring a 36% stake of Barstool Sports in February 2020. PENN has acquired the remaining interest in Barstool Sports for approximately $388 million.

The closing of the acquisition marks a major milestone for Barstool Sports as it celebrates its 20th anniversary. Founded in 2003 as a free sports and gambling newspaper by Dave Portnoy, Barstool has evolved into a leading digital player in sports, lifestyle, and entertainment. With over 200 million loyal followers, the company creates and delivers unmatched sports and comedic content through its extensive network of over 100 shows and 90+ personalities. Its content offerings span podcasts, video, social media, live events, pay-per-view, and a growing commerce business, solidifying its position as a multimedia powerhouse.

Since partnering with Barstool Sports in 2020, PENN has successfully developed an omnichannel strategy that leverages Barstool’s well-known brand and personalities. Barstool Sportsbook has grown to become a leading online betting platform currently live in 15 states, with PENN also having launched retail branded Barstool Sportsbooks at its properties across the country. PENN and Barstool Sports will continue to innovate and collaborate, including across Barstool’s sports bar footprint, to deliver compelling integrated gaming and entertainment experiences.

“We are extremely pleased to welcome Barstool Sports fully into the PENN Entertainment family,” said PENN Entertainment CEO and President, Jay Snowden. “Barstool is a proven, powerful media brand with an authentic voice and vast, loyal audience that provides us with a strong top of funnel for new customer acquisition and organic cross-selling opportunities across our growing interactive division. Barstool, combined with theScore’s reach and highly engaged user base, creates a massive digital footprint and ecosystem that will serve to propel Barstool Sportsbook and our uniquely integrated media and gaming business. Further, the Barstool Sportsbook will greatly benefit from the upcoming migration to our proprietary technology stack, a move that will significantly enhance the overall product offering and deliver meaningful upside.”

“Barstool Sports is bigger than ever and has become more than I ever dreamed of,” said Dave Portnoy, Founder of Barstool Sports. “I’m very thankful to the Barstool team and Stoolies who have been along for the ride. I’m looking forward to this next chapter with PENN.”

“This is a huge moment for Barstool Sports that was made possible by a lot of people and a lot of grit,” said Erika Ayers, CEO of Barstool Sports. “Our focus has always been to create relevant and entertaining content for our fans and to deliver strong results for our partners. It’s exciting to have that vision recognized and to be able to put it to work inside of PENN. We have the best fan base on the planet, and we look forward to doing even more for them with PENN’s support.”

In the past three years since PENN first invested in the company, Barstool Sports has:

●	Grown its audience 194% and recorded total podcast downloads of 1.6B.
●	Delivered over 875K videos across social media totaling over 128 billion video views.
●	Increased ad sales by 160%.
●	Sold over 5 million units, including apparel, licensed products and accessories, by combining a direct-to-consumer approach and bringing the brand to thousands of retail stores nationwide.
●	Expanded its live event programming, including producing and broadcasting its first Division I college basketball games (Barstool Sports Invitational) and the Barstool Arizona Bowl college football game.
●	Launched TwoYay, its proprietary NIL marketplace, connecting athletes to brands and agencies.

PENN and Barstool Sports initially announced an exclusive sports betting and iCasino partnership in January 2020, with PENN acquiring 36% of Barstool Sports on February 20, 2020 for a total consideration of approximately $163 million, comprised of approximately $135 million in cash and $28 million in non-voting convertible preferred stock. The initial agreement included a path for PENN to establish full control and ownership of Barstool Sports.

About PENN Entertainment

PENN Entertainment, Inc. (Nasdaq: PENN) is North America’s leading provider of integrated entertainment, sports content and casino gaming experiences. PENN operates 43 properties in 20 states, online sports betting in 16 jurisdictions and iCasino in five jurisdictions under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook® and theScore Bet Sportsbook and Casino®. PENN’s highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by its investments in market-leading retail casinos, sports media assets, technology, including a state-of-the-art, fully integrated digital sports and online casino betting platform, and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading mychoice® customer loyalty program, which offers our approximately 26 million members a unique set of rewards and experiences across business channels. PENN is deeply committed to fostering a culture that welcomes a diverse set of customers and dedicated team members. The Company has been consistently ranked in the top two as “Employer of First Choice” over the last nine years in the Bristol Associates-Spectrum Gaming’s Executive Satisfaction Survey. In addition, as a long-standing good corporate citizen, PENN is also committed to being a trusted and valued member of its communities and a responsible steward of our finite natural resources.

About Barstool Sports

Barstool Sports is one of the most influential sports, lifestyle and entertainment media brands on the internet. With a rich 20-year history, Barstool creates innovative, comedic content with massive distribution on multiple platforms, including podcasts, video, social, live events, pay-per-view and subscription. To date, the brand has one of the most highly coveted, fiercely loyal, and incredibly engaged audiences, reaching over 200M fans across social and rapidly growing. Since the beginning Barstool Sports has always been about giving back to the community, raising millions of dollars for those in immediate need. The Barstool Fund, launched in the early days of the pandemic to assist small businesses who were impacted, raised over $40M.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations regarding its acquisition of Barstool Sports and the future success of its products; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of Barstool Sports; the continued growth and monetization of the Company’s media business; the Company’s expectation regarding continued innovation and collaboration; and the Company’s expected migration to its proprietary technology stack and associated benefits.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; the Company may not be able to achieve the anticipated financial returns from the transaction due to fees, costs and taxes in connection with the integration of Barstool Sports; states may not pass legislation approving online and retail sports books and iCasino products; potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or completion of the transaction; the outcome of any legal or regulatory proceedings that may be instituted against the Company, Barstool Sports or their respective directors, officers or employees; the ability of the Company or Barstool Sports to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; risks relating to permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.